Exhibit 99.1

Pediatric Services of America, Inc. Announces

Second Quarter Results For Fiscal Year 2005

Norcross, GA. — (BUSINESS WIRE) — May 10, 2005 . . . Pediatric Services of America, Inc. (Nasdaq:PSAI) announces financial results for the second quarter of fiscal year 2005.

The highlights of PSAI’s fiscal 2005 second quarter results include:

•	A year over year increase in quarterly net revenue of 5%

•	A record number of nursing hours staffed – 795,000

•	Record cash collections of $64.0 million

For the second quarter of fiscal 2005, net revenue increased 5% to $64,282,000 from $61,033,000 in the same period of fiscal year 2004. Operating income decreased 30% to $2,192,000 for the second quarter of fiscal year 2005 as compared to $3,151,000 for the second quarter of fiscal year 2004. Net income was $884,000 for the second quarter of fiscal year 2005 as compared to net income of $1,576,000 for the second quarter of fiscal year 2004. Diluted net income per share was $0.12 in the second quarter of fiscal year 2005 as compared to $0.21 for the second quarter of fiscal year 2004. The year-over-year decreases in operating and net income and earnings per share are primarily attributable to the expected Medicare reimbursement reductions for unit dose respiratory medications, lower hemophilia factor volumes and gross margins and an adverse tax adjustment.

“We continue to see increased demand for our services as evidenced by revenue growth in each of our segments,” said Daniel J. Kohl, President and CEO of PSAI. “Of significance, we logged a record number of nursing hours staffed for the second consecutive quarter. In addition, we recorded year over year increases in branch office contribution margin in both the Nursing/PPEC and Respiratory Therapy Equipment and Services segments.”

“During the quarter, we had an opportunity to review a significant amount of data by business segment and reviewed numerous strategic alternatives with the Board. We have identified the key steps to maximize the value of each of our business segments,” continued Mr. Kohl. “As we begin to execute on action items, we will provide further clarity as appropriate.”

The Company continues to expect that EPS, based upon operations from our current business segments, will be in the range of $0.52 to $0.56 per diluted share for fiscal 2005.

Conference Call

A conference call to discuss these results has been scheduled for Tuesday, May 10, 2005 at 11:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available until May 24, 2005 by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the Pediatric Services of America, Inc. Earnings Call, Passcode: 5702405#.

PSAI provides comprehensive pediatric home health care services through a network of over 120 branch offices in 21 states, including satellite offices and branch office start-ups. Through these offices PSAI provides a combination of services, including pediatric private duty nursing, pediatric day treatment centers (PPECs), pharmacy services and home medical equipment. Additional information on PSAI may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of Pediatric Services of America, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Contact:	Pediatric Services of America, Inc.
Daniel J. Kohl, President/CEO
or
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580
or
Brian Ritchie, Noonan/Russo
(212) 845-4269

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$64,282	$61,033	$128,283	$120,863
Costs and expenses:
Costs of goods and services	37,615	34,322	74,680	67,618
Other operating costs and expenses
Salaries, wages and benefits	11,136	10,604	22,206	20,826
Business insurance	2,038	2,295	3,574	4,278
Overhead	4,246	3,960	8,321	8,119

Other operating costs and expenses	17,420	16,859	34,101	33,223
Corporate, general and administrative
Salaries, wages and benefits	3,353	3,588	6,678	7,145
Business insurance	60	43	90	87
Professional services	999	634	1,803	1,154
Overhead	806	853	1,469	1,587

Corporate, general and administrative	5,218	5,118	10,040	9,973
Provision for doubtful accounts	749	656	1,642	2,039
Depreciation and amortization	1,088	927	2,143	1,804

Total costs and expenses	62,090	57,882	122,606	114,657

Operating income	2,192	3,151	5,677	6,206
Other income	65	—	65	4
Interest income	51	6	93	49
Interest expense	(642)	(583)	(1,245)	(1,115)

Income before income tax expense	1,666	2,574	4,590	5,144
Income tax expense	782	998	1,958	1,995

Net income	$884	$1,576	$2,632	$3,149

Net income per share data:
Basic	$0.12	$0.23	$0.37	$0.46

Diluted	$0.12	$0.21	$0.35	$0.43

Weighted average shares outstanding:
Basic	7,209	6,920	7,151	6,901

Diluted	7,651	7,430	7,549	7,340

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	March 31, 2005	September 30, 2004
	(Unaudited)
Cash and cash equivalents	$8,187	$8,159
Accounts receivable, less allowance for doubtful accounts	42,358	40,403
Long-term obligations, net of current maturities	20,362	20,385
Total stockholders’ equity	70,542	66,451

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment and Services	Consolidated Total
Three Months Ended March 31, 2005
Net revenue	$28,482	$22,319	$13,481	$64,282

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	17,120	299	317	17,736
Pharmacy product and supplies	—	16,070	856	16,926
Disposables/supplies	24	156	2,773	2,953

Total cost of goods and services	17,144	16,525	3,946	37,615
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	5,000	2,278	3,858	11,136
Business insurance	1,268	270	500	2,038
Overhead	1,764	847	1,635	4,246

Total operating costs and expenses	8,032	3,395	5,993	17,420

Provision for doubtful accounts	266	(263)	746	749
Depreciation	94	95	735	924

Branch office contribution margin	$2,946	$2,567	$2,061	$7,574

Three Months Ended March 31, 2004
Net revenue	$26,603	$21,819	$12,611	$61,033

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	15,807	230	262	16,299
Pharmacy product and supplies	—	14,374	806	15,180
Disposables/supplies	17	146	2,680	2,843

Total cost of goods and services	15,824	14,750	3,748	34,322
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,957	1,752	3,895	10,604
Business insurance	1,480	272	543	2,295
Overhead	1,678	760	1,522	3,960

Total operating costs and expenses	8,115	2,784	5,960	16,859

Provision for doubtful accounts	181	139	336	656
Depreciation	95	53	635	783

Branch office contribution margin	$2,388	$4,093	$1,932	$8,413

	Three Months Ended March 31,
	2005	2004
Total profit for reportable segments	$7,574	$8,413

Corporate, general and administrative	(5,218)	(5,118)
Corporate depreciation and amortization	(164)	(144)
Other income	65	—
Interest income	51	6
Interest expense	(642)	(583)

Income before income tax expense	$1,666	$2,574

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment and Services	Consolidated Total
Six Months Ended March 31, 2005
Net revenue	$57,342	$44,500	$26,441	$128,283

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	34,303	670	566	35,539
Pharmacy product and supplies	—	31,282	1,709	32,991
Disposables/supplies	41	299	5,810	6,150

Total cost of goods and services	34,344	32,251	8,085	74,680
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	9,891	4,576	7,739	22,206
Business insurance	2,210	473	891	3,574
Overhead	3,456	1,667	3,198	8,321

Total operating costs and expenses	15,557	6,716	11,828	34,101

Provision for doubtful accounts	427	50	1,165	1,642
Depreciation	191	177	1,459	1,827

Branch office contribution margin	$6,823	$5,306	$3,904	$16,033

Six Months Ended March 31, 2004
Net revenue	$52,616	$43,487	$24,760	$120,863

Costs of goods and services

Nursing and therapist salaries, wages, benefits and supplies	31,059	470	507	32,036
Pharmacy product and supplies	2	28,197	1,627	29,826
Disposables/supplies	38	313	5,405	5,756

Total cost of goods and services	31,099	28,980	7,539	67,618
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	9,798	3,433	7,595	20,826
Business insurance	2,758	511	1,009	4,278
Overhead	3,536	1,478	3,105	8,119

Total operating costs and expenses	16,092	5,422	11,709	33,223

Provision for doubtful accounts	515	520	1,004	2,039
Depreciation	188	100	1,231	1,519

Branch office contribution margin	$4,722	$8,465	$3,277	$16,464

	Six Months Ended March 31,
	2005	2004
Total profit for reportable segments	$16,033	$16,464

Corporate, general and administrative	(10,040)	(9,973)
Corporate depreciation and amortization	(316)	(285)
Other income	65	4
Interest income	93	49
Interest expense	(1,245)	(1,115)

Income before income tax expense	$4,590	$5,144